UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 27, 2017

MGP Ingredients, Inc.
(Exact name of registrant as specified in its charter)

KANSAS	0-17196	45-4082531
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Cray Business Plaza
100 Commercial Street
Box 130
Atchison, Kansas 66002
(Address of principal executive offices) (Zip Code)

(913) 367-1480
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
Following the enactment of the Tax Cuts and Jobs Act tax reform legislation (the "Act") last week, the Company is assessing the impact of the Act on its business and consolidated financial statements. In connection with that on-going assessment, the Company has identified that the reduction in the U.S. corporate income tax rate from 35% to 21% will result in a re-valuation of its deferred tax assets and liabilities. The Company is subject to the provisions of the Financial Accounting Standards Board ("FASB") ASC 740-10, Income Taxes, which requires that the effect on deferred tax assets and liabilities of a change in tax rates be recognized in the period the tax rate change was enacted. Accordingly, the Company is withdrawing its previously announced guidance on it forecasted effective tax rate for 2017. The Company presently expects that the Act will have a positive effect on its effective tax rate for 2017 as compared to the forecast. Further discussion of the anticipated effects are expected to be disclosed in connection with the Company's announcement of its 2017 full year results.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MGP INGREDIENTS, INC.

Date: December 27, 2017	By:	/s/ Thomas K. Pigott
Thomas K. Pigott, Vice President and Chief Financial Officer